Exhibit 10 (b)

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is made effective as of the 16th day of July, 2008 by and among TASTY BAKING COMPANY, a Pennsylvania corporation (“Company”), the direct and indirect subsidiaries of the Company from time to time parties to the Credit Agreement (as defined below) (the “Subsidiary Borrowers” and with the Company, collectively, the “Borrowers”), each lender from time to time party to the Credit Agreement (collectively, the “Lenders” and individually, a “Lender”), and CITIZENS BANK OF PENNSYLVANIA, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer (the “Agent”).

BACKGROUND

A.   Borrowers, Lenders and Agent have previously entered into a certain Credit Agreement dated September 6, 2007, as amended by that certain First Amendment to Credit Agreement dated December 12, 2007 (as amended and as may be further amended, supplemented or restated from time to time, the “Credit Agreement”), pursuant to which, inter alia, Agent and Lenders agreed to extend to Borrowers certain credit facilities subject to the terms and conditions set forth therein.

B.   Borrowers, Lenders and Agent have agreed to amend the terms of the Credit Agreement in accordance with the terms and conditions hereof.

C.   Capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings set forth therefor in the Credit Agreement.

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Fixed Asset Revolving Loans.  Notwithstanding anything to the contrary contained in the Credit Agreement, including without limitation Sections 2.05 and 4.04 thereof, subject to the terms and conditions set forth in this Amendment, each Lender severally agrees to make Fixed Asset Loans on a revolving basis to Borrowers from time to time, on any Business Day during the period from and including the date hereof to December 31, 2009 (the “Fixed Asset Revolving Loan Advance Period”), in an outstanding amount not to exceed such Lender’s Commitment of Fixed Asset Loans for an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000) at any time (the “Fixed Asset Revolving Loan Sublimit”).  Borrowers acknowledge and agree that after giving effect to any Fixed Asset Loan made under the Fixed Asset Revolving Loan Sublimit, the aggregate outstanding amount of such loans shall reduce the Aggregate Commitments for Fixed Asset Loans to be made available to Borrowers on a dollar-for-dollar basis.  Within the limits of each Lender’s Commitment for Fixed Asset Loans, and subject to the other terms and conditions hereof, Borrowers may borrow and reborrow under the Fixed Asset Revolving Loan Sublimit without payment of any penalty or premium until the expiration of the Fixed Asset Revolving Loan Advance Period.  Upon expiration of the Fixed Asset Revolving Loan Advance Period, all Fixed Asset Loans will, at Borrowers’ option, be immediately due and payable or be deemed to be advanced as non-revolving Fixed Asset Loans and automatically reduce the Aggregate Commitments for Fixed Asset Loans to be made available to Borrowers on a dollar-for-dollar basis.

2.   Conditions of Fixed Asset Loans under Fixed Asset Revolving Loan Sublimit.  The obligation of each Lender to honor any Request for Credit Extension of a Fixed Asset Loan to be made under the Fixed Asset Revolving Loan Sublimit is subject to the following conditions precedent:

2.1  Except as otherwise provided in the Credit Agreement, Agent shall have received and approved a Fixed Asset Loan Notice duly executed on behalf of Borrowers with such information and supporting documentation as Agent may require, including without limitation:

(a)  a copy of the applicable invoices, purchase orders, certificates of delivery, certificates of installation and other documentation related to the particular items of Navy Yard Equipment as Agent may reasonably require and evidence, as necessary, that the requested Borrowing was not covered by prior requests for advances under the Fixed Asset Loans, the PIDC Financing, the MELF Financing, the Job Bank Term Loans or any grants received by Borrowers;

(b)  a duly executed Certificate of Advance in the form of Exhibit L attached to the Credit Agreement;

(c)  evidence that the amount to be funded under such Borrowing shall not exceed the installment amount then due under the applicable purchase order, invoice, or other documentation for the applicable item of Navy Yard Equipment; and

(d)  if the Borrowing is to pay an installment due upon delivery or installation of an item of Navy Yard Equipment, evidence that the item is fully insured as required under Section 6.07 of the Credit Agreement.

2.2  Borrowers shall immediately apply the proceeds of any and all advances of the PIDC Financing and the MELF Financing to reduce the then outstanding principal balance of advances under the Fixed Asset Revolving Loan Sublimit.

2.3  Lenders shall have no obligation to make any Fixed Asset Loan advances under the Fixed Asset Revolving Loan Sublimit which would cause the aggregate outstanding amount of all advances of Fixed Asset Loans to exceed $55,000,000.

2.4  Borrowers shall have paid all fees and expenses then due and payable and required to be paid by pursuant to the Credit Agreement.

2.5  Advances under the Fixed Asset Revolving Loan Sublimit will accrue interest on the same terms and conditions as Fixed Asset Loans under the Credit Agreement and be payable as provided thereunder.

2.6  Each Request for Credit Extension of a Fixed Asset Loan to be made under the Fixed Asset Revolving Loan Sublimit shall be subject to Agent’s review and approval and the proceeds of all advances under the Fixed Asset Revolving Loan Sublimit shall be used by Borrowers in accordance with Section 3 below.

3.   Use of Proceeds of Fixed Asset Revolving Loan Sublimit.  Borrowers shall use the proceeds of the Fixed Asset Loans made under the Fixed Asset Revolving Loan Sublimit as interim financing prior to the funding of the PIDC Financing and MELF Financing (i) to pay for certain costs related to the purchase and installation of bakery equipment (ovens and related equipment) at the Borrowers’ Navy Yard Project in Philadelphia County, Pennsylvania in accordance with the Line Item Budget and Disbursement Schedule and (ii) to pay for the issuance of letters of credit in connection with the purchase of certain of the Navy Yard Equipment in accordance with the Line Item Budget and Disbursement Schedule.

4.   Other References.  All references in the Credit Agreement and all the Loan Documents to the term “Loan Documents” shall mean the Loan Documents as defined therein and this Amendment and any and all other documents executed and delivered by Borrowers pursuant to and in connection herewith.

5.   Covenants and Representations and Warranties.  Borrowers hereby:

5.1  ratify, confirm and agree that the Credit Agreement, as amended by this Amendment, and all other Loan Documents are valid, binding and in full force and effect as of the date of this Amendment, and enforceable in accordance with their terms.

5.2  agree that they have no defense, set-off, counterclaim or challenge against the payment of any sums owed or owing under the Loan Documents or the enforcement of any of the terms of the Loan Documents.

5.3  ratify, confirm and continue all liens, security interests, pledges, rights and remedies granted to Agent for the benefit of Lenders in the Loan Documents and agree that such liens, security interests and pledges shall secure all of the Obligations under the Loan Documents as amended by this Amendment.

5.4  represent and warrant that all representations and warranties in the Loan Documents are true and complete as of the date of this Amendment.

5.5  agree that their failure to comply with or perform any of their covenants or agreements in this Amendment will constitute a Default or an Event of Default under the Loan Documents subject to applicable notice and cure periods set forth in Section 9.01 of the Credit Agreement.

5.6  represent and warrant that no condition or event exists after taking into account the terms of this Amendment which would constitute a Default or an Event of Default.

5.7 represent and warrant that the execution and delivery of this Amendment by Borrowers and all documents and agreements to be executed and delivered pursuant to this Amendment:

(a)  have been duly authorized by all requisite action of Borrowers;

(b)  will not conflict with or result in a breach of, or constitute a default (or with the passage of time or the giving of notice or both, will constitute a default) under, any of the terms, conditions, or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrower’s Articles of Incorporation or By-Laws or any indenture, mortgage, loan or credit agreement or instrument to which any Borrower is a party or by which it may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and

(c)  will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrowers under the terms or provisions of any such agreement or instrument, except liens in favor of Lenders.

6.   No Novation or Waiver.  Nothing contained herein constitutes a novation of the Credit Agreement or any of the documents collateral thereto and shall not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to Agent and Lenders in the Credit Agreement or any of the other Loan Documents, which liens, security interests, rights or remedies are hereby ratified, confirmed, extended and continued as security for all obligations secured by the Credit Agreement.  Nothing contained herein constitutes an agreement or obligation by Agent or Lenders to grant any further amendments to the Credit Agreement or any of the other Loan Documents.

7.   Inconsistencies.  To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Credit Agreement or the other Loan Documents, the terms and conditions of this Amendment shall prevail.  All terms and conditions of the Credit Agreement and the other Loan Documents not inconsistent herewith, shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

8.   Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

9.   No Third Party Beneficiaries.  The rights and benefits of this Amendment and the Loan Documents shall not inure to the benefit of any third party.

10.   Headings.  The headings of the Sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

11.   Severability.  The provisions of this Amendment and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

12.   Modifications.  No modifications of this Amendment or any of the Loan Documents shall be binding or enforceable unless done in accordance with Section 11.01 of the Credit Agreement.

13.   Law Governing.  This Amendment has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

14.   Waiver of Right to Trial by Jury.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15.   Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original without the production of any other counterpart.  Any signature delivered via facsimile or other electronic means shall be deemed an original signature hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWERS:
TASTY BAKING COMPANY

By:	/s/ Eugene P. Malinowski
Name:	Eugene P. Malinowski
Title:	Vice President and Corporate Treasurer

TASTYKAKE INVESTMENT COMPANY

By:	/s/ Eugene P. Malinowski
Name:	Eugene P. Malinowski
Title:	Treasurer

TBC FINANCIAL SERVICES, INC.

By:	/s/ Eugene P. Malinowski
Name:	Eugene P. Malinowski
Title:	Treasurer

TASTY BAKING OXFORD, INC.

By:	/s/ Eugene P. Malinowski
Name:	Eugene P. Malinowski
Title:	Treasurer

AGENT:
CITIZENS BANK OF PENNSYLVANIA, as Administrative Agent, Collateral Agent and L/C Issuer

By:	/s/ W. Anthony Watson
Name:	W. Anthony Watson
Title:	Senior Vice President

CITIZENS BANK OF PENNSYLVANIA, as Lender

By:	/s/ W. Anthony Watson
Name:	W. Anthony Watson
Title:	Senior Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ Robert Fratta
Name:	Robert Fratta
Title:	Vice President

SOVEREIGN BANK, as Lender

By:	/s/ Dennis Wasilewski
Name:	Dennis Wasilewski
Title:	Senior Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, as Lender

By:	/s/ David W. Mills
Name:	David W. Mills
Title:	Vice President